STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                               RIGHT2WEB.COM, INC.

                                       AND

                              AUGMENT SYSTEMS, INC.

                                  MARCH , 2000

                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT, DATED AS OF MARCH , 2000, BY AND BETWEEN AUGMENT SYSTEMS, INC., A DELAWARE CORPORATION ("SELLER" OR THE "COMPANY"), AND RIGHT2WEB.COM, INC., A NEW YORK CORPORATION ("PURCHASER").


                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, Seller desires to sell to Purchaser and Purchaser desires to purchase from the Seller, such number of shares of the Series A Convertible Preferred Stock of the Seller (the "Shares") which, assuming conversion thereof at the Closing (as hereinafter defined), shall represent 92% of all issued and outstanding common stock par value $.01 (the "Common Stock") in the Company, computed on a fully diluted basis assuming the exercise of presently outstanding warrants, options and convertible notes of the Company, upon the terms and conditions hereafter set forth;

         WHEREAS, a copy of the Certificate of Designation of Preferences and Rights for the Series A Convertible Preferred Stock of the Company (the "Preferred Stock") is attached hereto as Exhibit A.

         NOW, THEREFORE, in consideration of the premises and the respective mutual covenants, representations and warranties herein contained, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         In addition to terms defined elsewhere in this Agreement, the following terms when used in this Agreement shall have the meanings indicated below:

         "AFFILIATE" shall have the meaning specified in Rule 144 of the Commission under the Securities Act.

         "AGREEMENT" shall mean this Stock Purchase Agreement together with all exhibits and schedules referred to herein.

         "CLOSING" shall have the meaning set forth in Section 6.1.

         "CLOSING DATE" shall mean the date that the Closing takes place.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         "COMMISSION" shall mean the Securities and Exchange Commission.

         "COMMON STOCK" shall mean the common stock of Seller, par value $.01 per share.

         "COMPANY PLANS" shall have the meaning set forth in Section 4.26(b).

         "EMPLOYMENT AGREEMENTS" shall have the meaning set forth in Section 4.26(a).

         "ENVIRONMENTAL LAWS" shall have the meaning set forth in Section 4.31.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

         "GOVERNMENTAL AUTHORIZATIONS" shall have the meaning given such term in
Section 4.19.

         "Guaranty" shall mean, as to any Person, all liabilities or obligations of such Person in respect of any indebtedness or other obligations of any other person guaranteed, directly or indirectly, in any manner by such Person, or in effect guaranteed, directly or indirectly, by such Person through an agreement, contingent or otherwise, to purchase such indebtedness or obligation, or to purchase or sell property or services, primarily for the purpose of enabling the debtor to make payment of such indebtedness or obligation or to assure the owner of such indebtedness or obligation against loss, or to supply funds to or in any manner invest in the debtor, or otherwise.

         "INDEMNIFIED PARTY" shall have the meaning set forth in Section 5.3(c).

         "INDEMNIFYING  PARTY"  shall  have the  meaning  set  forth in  Section
5.3(c).

         "INTANGIBLE PROPERTY" shall mean the Rights and each invention, formula, software, trade secret, technology, product, composition, formula, method or process used by Seller.

         "INVESTMENTS" shall mean, with respect to any Person, all advances, loans or extensions of credit to any other Person, all purchases or commitments to purchase any stock, bonds, notes, debentures or other securities of any other Person, and any other investment in any other Person, including partnerships or joint ventures (whether by capital contribution or otherwise) or other similar arrangement (whether written or oral) with any Person, including but not limited to arrangements in which (i) the Person shares profits and losses, (ii) any such other Person has the right to obligate or bind the Person to any third party, or
(iii) the Person may be wholly or partially liable for the debts or obligations of such partnership, joint venture or other arrangement.

         "LEASED PROPERTY" shall have the meaning set forth in Section 4.17.

         "LEASES" shall have the meaning set forth in Section 4.17.

         "MATERIAL AGREEMENTS" shall have the meaning set forth in Section 4.28.

         "MINORITY SHAREHOLDERS" shall mean those stockholders of Seller owning 21.31% of the Common Stock of Seller.

         "PBGC" shall have the meaning set forth in Section 4.26(b).

         "PERSON" shall mean any natural person, corporation, unincorporated organization, partnership, association, joint stock company, joint venture, trust or government, or any agency or political subdivision of any government or any other entity.

         "PRODUCT" shall mean each product, computer software, computer hardware or component thereof, developed, manufactured, packaged, marketed, licensed, distributed or sold by Seller.

         "RELATED PARTY" shall have the meaning set forth in Section 4.22.

         "RIGHTS" shall mean all domestic and foreign licenses, distributorship, patents, patent rights, trademarks, service marks, tradenames, brands and copyrights (whether or not registered and, if applicable, including pending applications for registration) owned, used or controlled by any of Seller.

         "SECURITIES" shall mean all of the issued and outstanding capital stock of Seller.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

         "SHARES" shall mean all of the shares of Common Stock of Seller which are owned by the Seller.

         "SUBSIDIARY" of any Person shall mean any Person, whether or not capitalized, in which such Person owns, directly or indirectly, an equity interest of more than 50%, or which may effectively be controlled, directly or indirectly, by such Person.

                                   ARTICLE II

                        PURCHASE OF SHARES; CONSIDERATION


                  2.1 SHARES TO BE PURCHASED. Subject to the terms and conditions set forth herein, on the Closing Date, the Seller shall sell to Purchaser, and Purchaser shall purchase from the Seller, all of such Seller' right, title and interest in and to the Shares. At the Closing, Seller shall deliver to Purchaser all of the certificates representing the Shares, together with stock powers separate from the certificates duly executed by the Seller in blank and sufficient to convey to Purchaser good and marketable title to the Shares free and clear of any and all claims, liens, charges, security interests, pledges or encumbrances of any nature whatsoever and together with all accrued benefits and rights attaching thereto.

                  2.2 CONSIDERATION. The aggregate purchase price for the Shares shall be Fifty Thousand Dollars ($50,000.00) (the "Purchase Price"), payable by Purchaser at the Closing by delivery to the Seller of a Promissory Note in the principal amount of Fifty Thousand Dollars ($50,000) in the form annexed hereto as Exhibit 2.2 (the "Note").

                                   ARTICLE III

             COVENANTS, REPRESENTATIONS AND WARRANTIES OF PURCHASER

                  In order to induce the Seller to enter into this Agreement and
to  consummate  the  transactions   contemplated  hereby,  Purchaser  makes  the
representations and warranties set forth below to the Seller.

                  3.1 ORGANIZATION; STANDING AND POWER. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. Purchaser has all requisite right, power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

                  3.2 AUTHORIZATION; ENFORCEABILITY. The execution, delivery and performance of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser, and constitutes the legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms, except to the extent that its enforcement is limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally and by general principles of equity.

                  3.3 NO VIOLATION OR CONFLICT. The execution, delivery and performance of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby: (a) do not violate or conflict with any provision of law or regulation (whether federal, state or local), or any writ, order or decree of any court or governmental or regulatory authority, the violation of which would interfere in any material respect with Purchaser's ability to consummate the transactions contemplated hereby, or any provision of Purchaser's Certificate of Incorporation or Bylaws; and (b) do not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default, cause the acceleration of performance, or require any consent under, or result in the creation of any lien, charge or encumbrance upon any property or assets of Purchaser pursuant to any material instrument or agreement to which Purchaser is a party or by which Purchaser or its properties may be bound or affected, in any material respect, other than instruments or agreements as to which consent shall have been obtained at or prior to the Closing.

                  3.4 ASSUMPTION OF LIABILITIES. Purchaser expressly agrees to the assumption of the liabilities of Seller disclosed specifically in this Agreement and the Schedules annexed hereto and to satisfy, resolve or pay-off such liabilities as Purchaser.

                  3.5 SECURITIES LAWS. Right2Web understands that the Company Shares are not being registered under the Securities Act, on the ground that the offer and sale of the Company Shares under this Agreement are exempt from the registration provisions of Section 5 of the Securities Act pursuant to Section 4(2) thereof, as transactions by an issuer not involving any public offering, and/or may be deemed not to involve an offer or sale within the meaning of
Section 5 of the Securities Act pursuant to Regulation D promulgated thereunder, and that the Company Shares may not be resold in any transaction subject to
Section 5 of the Securities Act unless registered or any exemption from registration is available for such sale, and that the certificates representing the Company Shares will bear a legend to that effect, substantially in the form set forth on Schedule 3.4 attached hereto. Right2Web is acquiring the Company Shares for investment purposes only and not with a view to distribution or resale thereof, except that the Company Shares may be distributed to the shareholders of Right2Web in complete liquidation of Right2Web provided that each such shareholder delivers to the Company a written representation substantially to the effect of this Section 3.5.

                  3.6. INTERNET START-UP VENTURE. Seller acknowledges that Purchaser is a start-up internet venture and as such, is subject to various risks, including, but not limited to, the need to raise substantial capital, the need to hire and retain personnel, intense competition, rapidly evolving technology, etc. Seller acknowledges that it is not relying on Purchaser's Business Plan and that Purchasers representations and warranties herein shall supersede said Business Plan.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

                  In order to induce Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, the Seller makes the representations and warranties set forth below to Purchaser.

                  4.1 Organization. Seller and Seller are corporations duly organized, validly existing and in good standing under the laws of the States of Delaware. To the best of Seller's knowledge, Seller is duly qualified to transact business as a foreign corporation in all jurisdictions where the ownership or leasing of its properties or the conduct of its present business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, operations or properties of Seller. Seller has the requisite power and authority to (a) own or lease and operate its properties, (b) conduct its business as presently conducted and (c) to execute, deliver, perform and engage in this Agreement and consummate the transactions contemplated hereby (subject to Paragraph 5.3(d)(1)).

                  4.2 AUTHORIZATION; ENFORCEABILITY. Seller has the capacity to execute, deliver and perform this Agreement. This Agreement and all other documents to be executed and delivered by the Seller pursuant to this Agreement have been and will be duly executed and delivered and constitute the legal, valid and binding obligations of the Seller, enforceable in accordance with their respective terms.

                  4.3 NO VIOLATION OR CONFLICT. The execution, delivery and performance of this Agreement by the Seller and the consummation by the Seller of the transactions contemplated hereby: (a) do not violate or conflict with any provision of law or regulation (whether federal, state or local) to the best of Seller's knowledge, or any writ, order or decree of any court or governmental or regulatory authority, or any provision of any of Seller or Seller's respective Certificates of Incorporation or Bylaws; and (b) do not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default, cause the acceleration of performance or require any consent under, or result in the creation of any lien, charge or encumbrance upon any property or assets of Seller pursuant to any instrument or agreement to which Seller is a party or by which the Seller's properties may be bound or affected in any material respect, other than instruments or agreements as to which consent shall have been obtained at or prior to the Closing as set forth on SCHEDULE 4.3 or if not obtained, as specifically set forth on SCHEDULE 4.3.

                  4.4 CONSENTS OF GOVERNMENTAL AUTHORITIES AND OTHERS. To the best of Seller's knowledge, no consent, approval or authorization of, or registration, qualification or filing with any federal, state or local governmental or regulatory authority, NASDAQ or any other Person, is required to be made by Seller in connection with the execution, delivery or performance of this Agreement by the Seller or the consummation by the Seller of the transactions contemplated hereby, subject to stockholder approval of Seller, if required and to Seller's obligations to obtain same and as set forth in Paragraphs 5.3 and 7.5.

                  4.5 CONDUCT OF BUSINESS. Since March 31, 1999, Seller has conducted its businesses only to wind down its operations and has not (a) incurred any liability in excess of $10,000; (b) has not amended its Certificate of Incorporation or Bylaws; (c) issued, sold or authorized for issuance or sale, shares of any class of its securities (including, but not limited to, by way of stock split or dividend) or any subscriptions, options, warrants, rights or convertible securities or entered into any agreements or commitments of any character obligating it to issue or sell any such securities; (d) redeemed, purchased or otherwise acquired, directly or indirectly, any shares of its capital stock or any option, warrant or other right to purchase or acquire any such shares; (d) declared or paid any dividends or other distribution (whether in cash, stock or other property) with respect to its capital stock; (f) suffered any physical damage, destruction or loss, whether or not covered by insurance, which has had or could have a material adverse effect on any of its properties, assets (taken as a whole), business or prospects; (g) granted or made any mortgage or pledge or subjected itself or any of its properties or assets to any lien, charge or encumbrance of any kind, (h) made or committed to make any capital expenditures in excess of $5,000; (i) become subject to any Guaranty; (j) granted any increase in the compensation payable or to become payable to directors, officers, employees (including, without limitation, any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment); (k) entered into any agreement which would be a Material Agreement, or amended or terminated any existing Material Agreement; (k) experienced any strike, work stoppage or slowdown; or (l) experienced any other event or condition of any character which has had or could have a material adverse effect on the condition (financial or otherwise), results of operations, assets, liabilities, properties, business or, to the best of its knowledge, prospects of Seller, or on any of their employee, customer or supplier relations, except as set forth in the first sentence of this Paragraph 4.5.

                  4.6 LITIGATION. Except as set forth in detail on SCHEDULE 4.6, there are no actions, suits, investigations, claims or proceedings pending or, to the knowledge of Seller, threatened before any court, governmental or regulatory authority or arbitrator, (a) affecting Seller or any Person or Related Party (as plaintiff or defendant) which could, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), results of operations, properties, assets, liabilities, business or prospects of Seller or (b) against the Seller relating to the Shares, the Common Stock or the transactions contemplated by this Agreement or (c) against Seller or for which Seller is currently defending or prosecuting such dispute; and (d) there exist no facts or circumstances known to Seller creating any reasonable basis for the institution of any such action, suit, investigation, claim or proceeding described above.

                  4.7 BROKERS. Seller has not employed any financial advisor, broker or finder, and none of them has incurred or will incur any broker's, finder's, investment banking or similar fees, commissions or expenses in connection with the transactions contemplated by this Agreement.

                  4.8 COMPLIANCE. a) To the best of Seller's knowledge, Seller is in compliance in all material respects, with all federal, state, local and foreign laws, ordinances, regulations, judgments, rulings, orders and other requirements applicable to it, including without limitation, those relating to
(a) the development, packaging, distribution and marketing of Products, (b) employment, safety and health, and (c) building, zoning and land use. Seller is not subject to any judicial, governmental or administrative order, judgment or decree. Purchaser has been furnished with true and correct copies of all material reports of inspections of Seller's business and properties (which occurred during the past five (5) years) through the date hereof, under all applicable federal, state, foreign and local laws and regulations.

                  b) Seller has not been de-listed as a public company under the Exchange Act and has complied with all reporting requirements to its stockholders under the Exchange Act. Seller has filed all SEC reports although its Form 10-KSB for the year ended December 31, 1998 was filed late.

                  4.9 CHARTER, BYLAWS AND CORPORATE RECORDS. A true and complete copy of (a) the Certificate of Incorporation of Seller, as amended and in effect on the date hereof, (b) the Bylaws of Seller, as amended and in effect on the date hereof, and (c) to the best of Seller's knowledge, the minute books of the Seller (containing all corporate proceedings since inception of Seller) are annexed hereto have been previously delivered to Purchaser. Such minute books contain complete and accurate records of all meetings and other corporate actions of the board of directors, committees of the board of directors, incorporators and shareholders of the Seller from the date of its incorporation to the date hereof.

                  4.10 SUBSIDIARIES AND INVESTMENTS. Seller does not have any Subsidiaries or Investments, except as set forth on Schedule 4.10. Schedule 4.10, also sets forth the names of the officers and directors of Seller.

                  4.11 CAPITALIZATION. The authorized capital stock of the Seller is as set forth on SCHEDULE 4.11. The names and address and stockholdings of the stockholders as of December 31, 1999 of Seller of the issued and outstanding shares of Common Stock of Seller are set forth on SCHEDULE 4.11. Seller will cooperate with Purchaser after Closing to provide information regarding the stockholder list. No shares of capital stock of Seller since the date of its incorporation, were issued in violation of any statutory or common law preemptive rights. There are no dividends which have accrued or been declared, but are unpaid on the capital stock of any of Seller. To the best of Seller's knowledge, all taxes (including documentary stamp taxes) required to be paid in connection with the issuance and any transfers of Seller capital stock have been paid. To the best of Seller's knowledge, all permits or authorizations required to be obtained from or registrations required to be effected with any Person in connection with any and all issuances of securities of Seller from the date of the Seller's date of incorporation to the date hereof have been obtained or effected and all securities of Seller have been issued and are held in accordance with the provisions of all applicable securities or other laws. The Common Stock constitute all of the issued and outstanding capital stock of Seller except as set forth on SCHEDULE 4.11.

                  4.12  RIGHTS,  WARRANTS,  OPTIONS.  Except  as  set  forth  on
SCHEDULE 4.12, there are no outstanding (a) securities or instruments convertible into or exercisable for any of the capital stock or other equity interests of Seller; (b) options, warrants, underwriter's warrants, subscriptions or other rights to acquire capital stock or other equity interests of Seller or owned by an Affiliate, Person or officer, director or employee of Seller; or (c) commitments, agreements or understandings of any kind, including employee benefit arrangements, relating to the issuance or repurchase by Seller or Seller of any capital stock or other equity interests of Seller, any such securities or instruments convertible into or exercisable for capital stock or other equity interests of any of Seller, or any such options, warrants or rights.

                  4.13 FINANCIAL STATEMENTS. The Seller will deliver to Purchaser, true and complete copies of the Financial Statements of Seller, which are annexed hereto as Exhibit 4.13. The Financial Statements: (a) have been prepared in accordance with the books of account and records of the Seller; (b) fairly present, and are true, correct and complete statements in all material respects of Seller's financial condition and the results of, their respective operations at the dates and for the periods specified in those statements.

                  4.14 ABSENCE OF UNDISCLOSED LIABILITIES. Other than as disclosed on SCHEDULE 4.6 hereto, Seller does not have any material direct or contingent liabilities, commitments or obligations or any unrealized losses from any commitments, and there is no basis known to Seller, for assertion against Seller of any such liability, commitment or obligation.

                  4.15 TITLE TO SHARES. Seller is the record and beneficial owner of the Shares, and all of such Shares are owned free and clear of any liens, encumbrances, pledges, security interests and claims whatsoever, including, without limitation, claims or rights under any voting trust agreements, shareholder agreements, pledges or other agreements. At the Closing, the Seller will deliver the Shares, with a stock power, transfer tax stamps and an affidavit of lost stock certificate (if a replacement certificate is issued), which will transfer and convey, and Purchaser will acquire, good and marketable title to the Shares, free and clear of all liens, encumbrances, pledges, security interests and claims whatsoever.

                  4.16 TITLE TO AND CONDITION OF PERSONAL PROPERTY. Seller has good and marketable title to each item of inventory, equipment and/or other personal property, tangible and intangible, included as an asset in its Financial Statements dated December 31, 1999 , free and clear of any security interests, liens, claims, charges or encumbrances whatsoever, except as set forth in SCHEDULE 4.16 hereto. There are no assets owned by any third party which are used in the operation of the business of Seller, as presently conducted or proposed to be conducted.

                  4.17 REAL PROPERTY. Seller does not own any real property. Seller does not hold nor is a party to any option, right of first refusal or other contractual right to purchase, acquire, sell or dispose of any interest in real property. Seller does not lease or sublease any real property other than 790 Turnpike Street, North Andover, Massachusetts 01845 (the "Leased Property"), which is a month to month lease. The Seller have previously delivered to

Purchaser a true and complete copy of all of the lease and sublease agreements, as amended to date (the "Leases") relating to the Leased Property. Seller enjoys peaceful and undisturbed possession of the Leased Property. Seller will terminate the Lease as of the Closing Date and deliver at Seller's sole cost and expense all books, records, equipment and any other assets of Seller to Purchaser.

                  To the best of the Seller' knowledge, there are no liabilities on the part of Seller (other than rent and other sums and charges payable) associated with any of the Leases including, without limitation, any liability under any Environmental Law or regulation, which is or which may become payable by Purchaser.

                  4.18 INSURANCE. SCHEDULE 4.18 sets forth a true and complete list of all insurance policies providing insurance coverage of any nature to Seller. Such policies are sufficient for compliance by Seller with all requirements of law (to the best of its knowledge) and all agreements to which Seller is a party or by which any of its assets is bound. All of such policies are in full force and effect and are valid and enforceable in accordance with their terms, and Seller has complied in all material respects with all terms and conditions of such policies, including premium payments. None of the insurance carriers has indicated to the Seller an intention to cancel any such policy. Seller does not have any claim pending against any of the insurance carriers under any of such policies and there has been no actual or alleged occurrence of any kind which may give rise to any such claim.

                  4.19 LICENSES. There are no authorizations, consents, approvals, franchises, licenses and permits required under applicable law or regulation which are material for the operation of the businesses of Seller as presently operated (the "Governmental Authorizations"). All of the Governmental Authorizations, which Seller does have are duly issued or obtained and are in full force and effect, and Seller is in compliance with the terms of all the Governmental Authorizations. The Seller has no knowledge of any facts which could reasonably be expected to cause them to believe that the Governmental Authorizations will not be renewed by the appropriate governmental authorities in the ordinary course. Neither the execution, delivery nor performance of this Agreement shall adversely affect the status of any of the Governmental Authorizations.

                  4.20 PROPRIETARY RIGHTS. Set forth on Schedule 4.20 is a list and description of all foreign and domestic patents, patent rights, licenses, distributorship, trademarks, service marks, trade names, brands and copyrights (whether or not registered and, if applicable, including pending applications for registration) owned, used or controlled by Seller (collectively, the "Rights"). Except as set forth on Schedule 4.20: (a) Seller is the owner of all right, title and interest in and to all of the Rights or has the legal right and in and to each invention, software, trade secret, technology, product, composition, formula, method of process used by Seller (together with the Rights, hereinafter collectively referred to as "Intangible Property"), and has the right to use and license the same, free and clear of any claim or conflict with the rights of others; (b) no royalties, honorariums or fees (license or otherwise) are payable by Seller to any Person by reason of the ownership or use of any of the Intangible Property; (c) there have been no claims made against any of Seller asserting the invalidity, abuse, misuse, or unenforceability of any of the Intangible Property, and to the best of Seller' knowledge, there are no reasonable grounds for any such claims; (d) Seller has not made any claim of any violation or infringement by others of its rights in the Intangible Property, and to the best of Seller' knowledge, no reasonable grounds for such claims exist; (e) Seller has not received any written notice or, other type of notice that it is in conflict with or infringing upon the asserted rights of others in connection with the Intangible Property and neither the use of the Intangible Property by any of Seller, the operation of their respective business, the manufacture of their respective products, nor any formula, method, process, part or material employed by Seller in connection therewith, is infringing or has infringed upon any rights of others; (f) the Intangible Property includes all rights necessary for Seller to be legally entitled to conduct its business as presently being conducted; (g) the consummation of the transactions contemplated hereby will not alter or impair any of the Intangible Property EXCEPT AS SET FORTH ON SCHEDULE 4.20; (h) no interest of any of Seller' rights to any Intangible Property has been assigned, transferred, licensed or sublicensed by Seller to third parties; (i) to the extent that any item constituting part of the Intangible Property has been registered with, filed in or issued by, as the case may be, any governmental or other regulatory authority, such registrations, filings or issuances are listed on SCHEDULE 4.20, and were duly made and remain in full force and effect except in the ordinary course of business; (j) Seller does not have any actual knowledge of any act or failure to act by Seller or any of their respective directors, officers, employees, attorneys or authorized agents during the prosecution or registration of, or any other proceeding relating to, any of the Intangible Property or of any other fact which could render invalid or unenforceable, or negate the right to issuance of any of the Intangible Property.

                  4.21 MAJOR CUSTOMERS AND SUPPLIERS; SUPPLIES. The Seller has no customers or suppliers.


                  4.22 RELATED PARTIES. Except as set forth on Schedule 4.22, neither Seller, nor any current director, officer or employee of Seller (individually a "Related Party" and collectively the "Related Parties") or any Affiliate of any of the Seller or any Related Party: (a) owns, directly or indirectly, any interest in any person which is a competitor or potential competitor of any of Seller, or of a supplier or customer of any of Seller; (b) owns, directly or indirectly, in whole or in part, any property, asset or right, real, personal or mixed, tangible or intangible (including, but not limited to, any of the Intangible Property) which is utilized in the operation of the business of any of Seller; or (c) has an interest in or is, directly or indirectly, a party to any contract, agreement, lease or arrangement pertaining or relating to Seller.

                  4.23 LIST OF ACCOUNTS. Set forth on SCHEDULE 4.23 is: (a) the name and address of each bank or other institution in which any of Seller maintain an account (cash, securities or other) or safe deposit box; (b) the name and phone number of the Seller' contact person at such bank or institution and (c) the account number of the relevant account and a description of the type of account.

                  4.24 PERSONNEL. AS OF JANUARY 1, 1999, SCHEDULE 4.24 contains the names, job descriptions, benefits, perquisites and annual salary rates and other compensation of all officers, directors and consultants of the Seller earning in excess of $10,000 per year (including compensation paid or payable by the Seller under the Company Plans). All employee policies, employee manuals or other written statements of rules or policies of Seller as to working conditions, vacation and sick leave have been made available to Purchaser.

                  4.25 LABOR RELATIONS. There is no strike, work stoppage or slowdown or labor disturbance pending or, to the best of the Seller's knowledge threatened, that involves any employees of any of Seller. There are no unions and/or collective bargaining or labor agreements which any of the employees of Seller are members or to which Seller is a party. Seller is not a party to, otherwise bound by or threatened with any labor or collective bargaining agreement and to the best of the Seller' knowledge, there have been no attempts to organize a labor union or to seek recognition as a collective bargaining unit by or with respect to any employees of any of Seller. To the best of Seller's knowledge, no unfair labor practice complaints have been filed against Seller with any governmental or regulatory agency, (ii) Seller has not received any notice or communication reflecting an intention or threat to file any such complaint, and (iii) no Person has made any claim, and to the best of the Seller' knowledge there is no basis for any claim, against Seller under any statute, regulation or ordinance relating to discrimination with respect to employees or employment practices.

                  4.26  EMPLOYMENT AGREEMENTS AND EMPLOYEE BENEFIT PLANS.

                  (A)  EMPLOYMENT  AGREEMENTS.  Except as set forth on  SCHEDULE
4.26A, there are no written or oral employment, consulting, severance or indemnification arrangements, agreements or understandings (including perquisites or benefits) between Seller and any current or former officer, director, consultant or employee ("Employment Agreements"). Seller has previously delivered to Purchaser true and complete copies of (or summaries in the event that such Employment Agreement is oral) all of the Employment Agreements. Except as disclosed in SCHEDULE 4.26A, no such Employment Agreement
(i) will require any payment by Seller or Purchaser to any director, officer or employee of any of Seller, or any other party, by reason of the change in control of Seller resulting from the transactions contemplated by this Agreement, or (ii) provides for the acceleration or change in the award, grant, vesting or determination of options, warrants, rights severance payments, or other contingent obligations of any nature whatsoever of Seller in favor of any such parties. Except as set forth in SCHEDULE 4.26A, the terms of employment or engagement of all directors, officers, employees, agents, consultants and professional advisers of Seller are such that their employment or engagement may be terminated upon not more than thirty (30) days notice given at any time without liability for payment of compensation or damages and Seller have not entered into any agreement or arrangement for the management of its business or any part thereof other than with their respective directors or employees.

                  (B) EMPLOYEE BENEFIT PLANS. Seller has no pension, retirement, stock purchase, stock bonus, stock ownership, stock option, profit sharing, savings, medical, disability, hospitalization, 501(c)(9) Trust (voluntary employee benefit associations), insurance, deferred compensation, bonus, incentive, welfare or any other employee benefit plan, policy, agreement, commitment, arrangement or practice currently maintained or previously maintained by any of Seller for any of their respective directors, officers, consultants, employees or former employees (the "Company Plans"). Seller has no "employee pension benefit plan" as defined in Section 3(3) of ERISA ("Pension Plan") or an "employee welfare benefit plan" ("Welfare Plan"), as such terms are defined in ERISA. Seller does not have a contributing employer to any "multiemployer plan", (as such term is defined in Section 4001(a)(3) of ERISA), nor does Seller have any multiemployer plan liability with respect to any such plans or any Company Plan (including, but not limited to, any "withdrawal liability" (including any contingent or secondary withdrawal liability) within the meaning of Sections 4201 and 4204 of ERISA, to any Company Plan, which is a multiemployer plan, or otherwise.

                  4.27 TAX MATTERS. Seller have previously delivered to Purchaser true, correct and complete copies of the federal, state and local income, sales, use franchise and all other tax returns required to be filed by the Seller for the past five (5) fiscal years, 1993 through 1998 (except for December 31, 1993 which Seller can not locate). Except as set forth on SCHEDULE 4.27A, all tax returns and tax reports required to be filed with respect to the business and assets of Seller have been timely filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed, all of the foregoing documents as filed are true, correct and complete in all material respects and reflect accurately all liability for taxes of Seller for the periods to which such returns relate, and all amounts shown as owing thereon have been paid. Except as specifically set forth on
SCHEDULE 4.27A, all income, profits, franchise, sales, use, value added, occupancy, property, excise, payroll, FICA, FUTA and other taxes (including interest and penalties), if any, collectible or payable by Seller or relating to or chargeable against any of their respective assets, revenues or income through the Closing Date were fully collected and paid by such date or provided for by adequate reserves the Financial Statements, and are not under-accrued, and all similar items due through the Closing Date will have been fully paid by that date or provided for by adequate reserves. Except as set forth on SCHEDULE

4.27B, no taxation authority has sought to audit the records of Seller for the purpose of verifying or disputing any tax returns, reports or related information and disclosures provided to such taxation authority by Seller. Except as set forth on SCHEDULE 4.27B, no claims or deficiencies have been asserted against Seller with respect to any taxes or other governmental charges or levies which have not been paid or otherwise satisfied or for which accruals or reserves have not been made in the or Financial Statements, and there exists no reasonable basis for the making of any such claims. Seller has not waived any restrictions on assessment or collection of taxes or consented to the extension of any statute of limitations relating to taxation. All taxes, including sales taxes due and owing through the Closing Date have been paid or Seller is holding such funds in escrow in the accounts and amounts set forth (except as set forth on SCHEDULE 4.27B). SCHEDULE 4.27B annexed hereto (i) lists the amount and expiration dates of any net operating loss, net capital loss, unused business credit, unused foreign tax credit, or excess charitable contribution allocable to Seller as of Seller's most recently completed year end.

                  4.28  MATERIAL AGREEMENTS.

                  (a) SCHEDULE 4.28 sets forth a brief description of all material written and oral contracts or agreements relating to the Seller including, without limitation, any: (i) contract resulting in a commitment or potential commitment for expenditure or other obligation or potential obligation, or which provides for the receipt or potential receipt, involving in excess of $5,000 in any instance, or series of related contracts that in the aggregate give rise to rights or obligations exceeding such amount; (ii) indenture, mortgage, promissory note, loan agreement, guarantee or other agreement or commitment for the borrowing or lending of money or encumbrance of assets involving more than $5,000 in each except as set forth on SCHEDULE 4.28;
(iii) agreement which restricts Seller from engaging in any line of business or from competing with any other Person; (iv) warranties made with respect to products manufactured, packaged, distributed or sold by Seller; (v) any other contract, agreement, instrument, arrangement or commitment that is material to the condition (financial or otherwise), results of operation, assets, properties, liabilities, business or prospects of any of Seller (collectively, and together with the Leases, Employment Agreements, Company Plans and all other agreements required to be disclosed on any Schedule to this Agreement, the "MATERIAL AGREEMENTS"). The Seller have previously furnished to Purchaser true, complete and correct copies of all written agreements, as amended, required to be listed on SCHEDULE 4.28.

                  (b) Except as set forth on Schedule 4.28, none of the Material Agreements was entered into outside the ordinary course of business of Seller, contains any unusual, onerous or burdensome provisions that will impair or adversely effect in any material way the operations of Seller, or is reasonably likely to be performed at a material loss.

                  (c) The Material Agreements are each in full force and effect and are the valid and legally binding obligations of Seller, enforceable in accordance with their respective terms. Seller has not received or has no knowledge of any notice of default by Seller under any of the Material Agreements and to the best knowledge of Seller, after due inquiry, no event has occurred which, with the passage of time or the giving of notice or both, would constitute a default by Seller thereunder. To the best of Seller's knowledge, none of the other parties to any of the Material Agreements is in default thereunder, nor has an event occurred which, with the passage of time or the giving of notice or both would constitute a default by such other party thereunder. Neither Seller nor Seller has received notice of any pending or threatened cancellation, revocation or termination of any of the Material Agreements, nor are any of them aware of any facts or circumstances which could reasonably be expected to lead to any such cancellation, revocation or termination.

                  (d) To the best of Seller's knowledge, the continuation, validity and effectiveness of the Material Agreements under the current terms thereof will in no way be affected by the consummation of the transactions contemplated by this Agreement.

                  4.29 GUARANTIES. Except as set forth on SCHEDULE 4.29, Seller is not a party to any Guaranty, and no Person is a party to any Guaranty for the benefit of Seller.


                  4.30  PRODUCTS

                  (a) To the best of Seller's knowledge, each Product sold by Seller has been sold in accordance with the specifications under which such Product normally is and has been manufactured and the provisions of all applicable laws or regulations.

                  (b) Except as set forth on SCHEDULE 4.30B, to the best of Seller's knowledge, no Products have at any time been recalled, withdrawn or suspended by Seller in the United States or elsewhere, voluntarily or otherwise, and there are no completed or pending proceedings or, to the best of Seller' knowledge, threatened proceedings, in the United States or elsewhere, seeking the recall, withdrawal, suspension or seizure of any Product. Neither Seller nor any of their agents have received any regulatory letters, warning letters or letters of adverse findings relating to any of Seller or any of their existing products or products under development.

                  (c) Except as set forth on SCHEDULE 4.30C, to the best knowledge of Seller after due inquiry, there exists no set of facts (i) which could furnish a reasonable basis for the recall, withdrawal or suspension of any product registration, product license, manufacturing license, wholesale dealers license, export license or other governmental license, approval or consent of any governmental or regulatory authority with respect to any Product, (ii) which could furnish a reasonable basis for the recall, withdrawal or suspension by order of any state, federal or foreign court of law of any Product, or (iii) which could have a material adverse effect on the continued operation of any facility of any of Seller or which could otherwise cause any of Seller to recall, withdraw or suspend any such Product from the market.

                  4.31 ENVIRONMENTAL MATTERS. To the best of Seller's knowledge, neither the Leased Property nor any other property used by any of Seller in the past, has been used by any of Seller or any other Person to manufacture, treat, store, or dispose of any hazardous substance or any other regulated material, and such property is free of all such substances and materials.

                  4.32 DISCLOSURE. No representation or warranty of the Seller contained in this Agreement, and no statement, report, or certificate furnished by or on behalf of the Seller or any of Seller to Purchaser or its agents pursuant hereto or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading or omits or will omit to state a material fact necessary in order to provide a prospective purchaser of the Shares with full and proper information as to the business, financial condition, assets, results of operation or prospects of Seller and the value of their respective properties. Furthermore, Seller acknowledge that they are aware that Purchaser is expressly relying upon the accuracy of the representations and warranties contained in this Agreement in connection this transaction.

                  4.33 NO WINDING UP. There has been no resolution, petition or order for the winding up of the Company and no receiver has been appointed in respect thereof or any part of the assets thereof, nor are any such resolutions, orders and appointments imminent or likely.

                  4.34 CONVERSION/GENERAL RELEASE. As additional consideration for the sale of the Shares pursuant to this Agreement, Seller shall cause its noteholders to convert to Common Stock and to unconditionally and irrevocably release and forever discharges, effective as of the Closing Date, Seller and their representatives, officers, directors, employees and agents, from any and all rights, claims, demands, judgments, obligations, liabilities and damages, whether accrued or unaccrued, asserted or unasserted, and whether known or unknown, relating to Seller which ever existed, now exist, or may hereafter exist, by reason of any tort, breach of contract, violation of law or other act or failure to act which shall have occurred at or prior to the Closing Date, or in relation to any other liabilities of the Seller.
Intentionally Omitted.

                  4.35 ACCOUNTS AND NOTES RECEIVABLE. The Seller or Seller have delivered to Purchaser a true and complete aged list of unpaid accounts and notes receivable (collectively, the "Receivables") owing to the Seller as of September 30, 1999 and shall deliver to Purchaser, as of December 31, 1999, a complete list of such Receivables. All of such Receivables constitute only bona fide, valid and binding claims arising in the ordinary course of Seller' respective business at the aggregate recorded amount thereof, not subject to any valid counterclaims or set-offs known to Seller, other than rebates, discounts, allowances and returns arising in the ordinary course of Seller' respective business, consistent with past practices. The reserves accrued and maintained in the September 30, 1999, Financial Statements to provide for doubtful accounts of, valid counterclaims or set-offs by, rebates, discounts and allowances to, and returns from, any customers of Seller with respect to Receivables existing at September 30, 1999, were established in a manner consistent with Seller' collection experience in prior years. The Seller further agree that if any Receivables of Seller provided for in the September 30, 1999 Financial Statements are not collected by Purchaser then the provisions of Paragraph 5.3 and the Note shall be controlling with respect to Purchaser's right of off-set.

                  4.36 INVENTORIES. Except as set forth on SCHEDULE 4.36, the inventories of Seller (raw materials, work-in-process and finished goods) shown on the balance sheets included in the Financial Statements do not and will not include any items below standard quality, or any damaged or obsolete items or items not salable in the ordinary course of the business of Seller as currently conducted or the value of which, taken as a whole, has not been fully written down or reserved against in the Financial Statements. Seller have and will continue to have adequate quantities and types of inventory to enable it to conduct its business consistent with past practices and anticipated operations.

                  4.37 AVAILABILITY OF INFORMATION. The Seller have had an opportunity to meet personally or by telephone conference with officers or representatives of Purchaser and have been provided with a full opportunity to ask questions of and receive answers from such persons concerning the business and affairs of Purchaser, its past and current operations and financial condition, its future plans and projections and the transactions provided for in this Agreement.

                  4.38 CUSTOMER CREDITS. The amounts set forth on the Closing Balance Sheet relating to amounts due customers for credits or charge-backs ("Customer Credits") are detailed in Schedule 4.38 annexed hereto. To the best of Seller's knowledge, the Customer Credits are the only credits or charge-backs which Seller owes to its customers. The Customer Credits are valid and made have been given by Seller in its ordinary course of business, consistent with past business practices.

                  4.39  BANKRUPTCY.   Seller  is  not  and  has  not  filed  for
bankruptcy.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS


                  5.1 SURVIVAL OF THE REPRESENTATIONS AND WARRANTIES. The covenants, representations and warranties of Purchaser and the Seller set forth in this Agreement shall survive the Closing Date and thereafter for a period of two (2) years (except for tax obligations which shall have no limitation) and further subject to Paragraph 5.3, et. seq.

                  5.2 INVESTIGATION. The representations, warranties, covenants and agreements set forth in this Agreement shall not be affected or diminished in any way by any investigation (or failure to investigate) at any time by or on behalf of the party for whose benefit such representations, warranties, covenants and agreements were made. All statements contained herein or in any schedule, certificate, exhibit or list delivered pursuant hereto or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties for purposes of this Agreement.

                  5.3         INDEMNIFICATION

                  (a) BY SELLER. Subject to Paragraph 5.3(d), Seller agrees, to indemnify and hold harmless Purchaser and its directors, shareholders, officers, employees and agents, and its Affiliates from, against and in respect of, the full amount of any and all liabilities, damages, claims, deficiencies, fines, assessments, losses, taxes, penalties, interest, costs and expenses, including, without limitation, reasonable fees and disbursements of counsel (all of the foregoing being collectively referred to herein as the "Losses"), arising from, in connection with, or incident to (i) any breach or violation of any of the representations, warranties, covenants or agreements of the Seller contained in this Agreement or in any document or certificate delivered by Seller to Purchaser pursuant hereto or in connection with the Closing to the extent such breach exceeds $5,000 for any one item or $5,000 in the aggregate; (ii) any and all liabilities relating to Seller or Seller or their respective businesses not specifically disclosed in the Financial Statements; (iii) any claims against Purchaser by a third party (i.e., stockholder lawsuits) under the Securities Act, the Exchange Act or other state laws, rules or regulations (collectively, the "Applicable Laws"), (iv) any claims of Related Parties or Affiliates (v) any and all actions, suits, claims, proceedings, demands, assessments or judgments, costs and expenses incidental to any of the foregoing.

                  (b) BY  PURCHASER.  Subject  to the  limitations  set forth in
Section 5.3(d), Purchaser agrees to indemnify and hold harmless the Seller from, against and in respect of, the full amount of any and all Losses arising from, in connection with, or incident to any breach or violation of any of the representations, warranties, covenants or agreements of Purchaser contained in this Agreement or in any document or certificate delivered by Purchaser at or in connection with the Closing.

                  (c) INDEMNITY PROCEDURE. A party or parties hereto agreeing to be responsible for or to indemnify against any matter pursuant to this Agreement is referred to herein as the "Indemnifying Party" and the other party or parties claiming indemnity is referred to as the "Indemnified Party".

                  An Indemnified Party under this Agreement shall, with respect to claims asserted against such party by any third party, give written notice to each Indemnifying Party of any liability which might give rise to a claim for indemnity under this Agreement within forty-five (45) business days of the receipt of any written claim from any such third party, but not later than twenty (20) days prior to the date any answer or responsive pleading is due, and with respect to other matters for which the Indemnified Party may seek indemnification, give prompt written notice to the Indemnifying Party of any liability which might give rise to a claim for indemnity; provided, however, that any failure to give such notice will not waive any rights of the Indemnified Party except to the extent the rights of the Indemnifying Party are materially prejudiced thereby.

                  The Indemnifying Party shall have the right at its election to take over the defense or settlement of such claim by giving written notice to the Indemnified Party at least three (3) business days prior to the time when an answer or other responsive pleading or notice with respect thereto is required. If the Indemnifying Party makes such election, it may conduct the defense of such claim through counsel or representative of its choosing (subject to the Indemnified Party's approval of such counsel or representative, which approval shall not be unreasonably withheld), shall be responsible for the expenses of such defense, and shall be bound by the results of its defense or settlement of the claim. The Indemnifying Party shall not settle any such claim without prior notice to and consultation with the Indemnified Party, and no such settlement involving any equitable relied or which might have a material adverse effect on the Indemnified Party may be agreed to without its written consent, (which shall not be unreasonably withheld). So long as the Indemnifying Party is diligently contesting any such claim in good faith, the Indemnified Party may pay or settle such claim only at its own expense. If the Indemnifying Party does not make such election, or having made such election does not in the reasonable opinion of the Indemnified Party proceed diligently to defend such claim, then the Indemnified Party may, (after written notice to the Indemnifying Party) at the expense of the Indemnifying Party, take over the defense of and proceed to handle such claim in its reasonable discretion and the Indemnifying Party shall be bound by any defense or settlement that the Indemnified Party may make in good faith with respect to such claim. The parties agree to cooperate in defending such third party claims and the defending party shall have access to records, information and personnel in control of the other party or parties which are pertinent to the defense thereof.

                  With regard to claims of third parties for which indemnification is payable hereunder, such indemnification shall be paid by the Indemnifying Party upon the earlier to occur of: (i) the entry of a judgment against the Indemnified Party and the expiration of any applicable appeal period, or if earlier, five (5) days prior to the date that the judgment creditor has the right to execute the judgment; (ii) the entry of an unappealable judgment or final appellate decision against the Indemnified Party; or (iii) a settlement of the claim. Notwithstanding the foregoing, provided that there is no dispute as to the applicability of indemnification, expenses of counsel to the Indemnified Party shall be reimbursed on a current basis by the Indemnifying Party if such expenses are a liability of the Indemnifying Party. With regard to other claims for which indemnification is payable hereunder, such indemnification shall be paid promptly by the Indemnifying Party upon demand by the Indemnified Party.

                  (d) LIMITATIONS. Indemnification of Seller by Purchaser is up to purchase price actually received by Seller and shall include indemnification for losses incurred by Seller as a result of Purchaser's failure to assume and fulfill Seller's stated liabilities (to the extent that Seller has any liability at law to such creditors).

                  (1) Notwithstanding the foregoing, Seller to also defend, indemnify and hold Purchaser and its affiliates harmless from all stockholder lawsuits arising prior to or as a result of this transaction. In the event that Seller's and or its officers and directors actions are judicially determined to be ultra vires or are unenforceable under law or equity and Purchaser is required to return the shares in Seller to Seller or its stockholder, then, Seller shall pay a break-up fee equal to $500,000. Seller acknowledges that the foregoing is fair and reasonable under the circumstances.

                  5.4 ESCROW OF COMPANY SHARES. Notwithstanding anything herein to the contrary, the parties hereto agree that, as of the Closing, up to $150,000 in liabilities of the Company may remain. Accordingly, at the Closing, the Company shall issue in the name of Right2Web Company Shares representing an additional 2% of the issued and outstanding shares of the Company's Common Stock on a fully diluted basis (the "Escrow Shares"). The Escrow Shares shall be delivered to Rosen & Tetelman, LLP to be held in escrow and applied in accordance with the provisions of this Section . To the extent that, after the Closing, the Company is required to pay any liability which existed as of the Closing, Rosen & Tetelman, LLP is hereby authorized to deliver to the Company such number of Escrow Shares (valued at $______ per share) equivalent to the amount of liabilities so paid. To the extent that Rosen & Tetelman, LLP retains any Escrow Shares after eighteen months from date of Closing, such Shares shall be returned to the Company for retirement or as treasury shares. The foregoing shall be in addition to any remedies available to Right2Web set forth in Section
5.3 hereof. The parties acknowledge that Rosen & Tetelman, LLP presently represents Right2Web and will represent the Company after the Closing and hereby consent to having Rosen & Tetelman, LLP act as escrow agent hereunder and agree to indemnify and hold harmless Rosen & Tetelman, LLP from any liability, loss or damage suffered or incurred by Rosen & Tetelman, LLP acting hereunder.

                  5.5 REGISTRATION RIGHTS AGREEMENT. The Seller and Purchaser shall enter into at Closing, a Registration Rights Agreement in the form attached as Exhibit 5.5.

                                   ARTICLE VI

                    CLOSING; DELIVERIES; CONDITIONS PRECEDENT


                  6.1 CLOSING AND DELIVERIES. Subject to the terms and conditions set forth herein, The transfers and deliveries to be made pursuant to this Agreement shall take place at the offices of Rosen & Tetelman, LLP, 501 Fifth Avenue, New York, New York 10017 on March 15, 2000 (the "Closing"), or on such other date and at such other place as may be agreed to by the parties. All proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed.

                  (A) At Closing, the Seller shall deliver to Purchaser the following documents :

                  (i) the certificates representing the Shares, together with stock powers duly executed in blank;

                  (ii) the effective written resignations of each of the directors and officers of Seller;

                  (iii) the minute books of Seller,  including  their  corporate
seals,   unissued  stock   certificates,   stock   registers,   Certificates  of
Incorporation, bylaws and corporate minutes;

                  (iv) the Seller shall issue to Purchaser and deliver to Rosen & Tetelman, LLP a certificate representing the Escrow Shares (as defined below);

                  (v) an original Registration Rights Agreement;

                  (vi) certificates issued by the Secretary of State or other similar appropriate governmental department, as to the good standing of Seller;

                  (vii) the books, records, files and remaining assets of Seller;

                  (viii) such other documents as Purchaser may reasonably request (including resignation of Duane Mayo as a director and officer and change of bank account signatory authority as may be directed by Purchaser);

                  (ix) a certificate of an officer of Seller as to certain of the representations and warranties set forth in Section 4 hereof (as Purchaser may request), being true and correct on the date of Closing and such other matters as Purchaser may reasonably request;

         (B) At Closing, Purchaser shall deliver to Seller the following documents from Purchaser:

                      (i) the Note;

                      (ii) a counterpart of the Registration Rights Agreement;

                      (iii) such other documents and instruments as the Seller may reasonably request.

                  6.2 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PURCHASER. All of the obligations of Purchaser under this Agreement are subject to the satisfaction or waiver by Purchaser at or prior to the Closing of each and every one of the following conditions.

                      (A) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of the Seller contained herein or in any certificate or other document delivered pursuant to this Agreement or in connection with the transactions contemplated hereby shall be true and correct in all material respects (except for representations and warranties which are by their terms qualified by materiality (or except to the Seller's knowledge), which shall be true and correct in all respects) as of the Closing Date with the same force and effect as though made on and as of such date.

                      (b) PERFORMANCE. The Seller shall have performed and complied in all material respects with all of the agreements, covenants and obligations required under this Agreement to be performed or complied with by them on or prior to the Closing Date.

                      (c) NO MATERIAL ADVERSE CHANGE. Except as set forth herein, there shall not have occurred any event or condition of any character which has affected or may adversely affect in any material respect Purchaser's ability to operate the business of Purchaser as such business is currently being operated, and no event or condition shall have occurred which has adversely affected or may adversely affect in any material respect the condition (financial or otherwise) of any Seller or any of Seller' assets, liabilities (whether accrued, absolute, contingent or otherwise), earnings, book value, business or operations .

                      (d) SELLER'S CERTIFICATE. The Seller shall have delivered to Purchaser a certificate dated the Closing Date, certifying in such detail as Purchaser may reasonably request, that the conditions specified in Section 6.2(a), (b) and (c) above have been fulfilled and as to such other matters as Purchaser may reasonably request.

                      (e) NO LITIGATION. No litigation, arbitration or other legal or administrative proceeding shall have been commenced or be pending by or before any court, arbitration panel or governmental authority or official, and no statute, rule or regulation of any foreign or domestic, national or local government or agency thereof shall have been enacted after the date of this Agreement, and no judicial or administrative decision shall have been rendered which enjoins or prohibits, or seeks to enjoin or prohibit, the consummation of all or any of the transactions contemplated by this Agreement.

                      (f) CONSENTS. Purchaser and the Seller shall have obtained all material authorizations, consents, waivers and approvals as may be required to consummate the transactions contemplated by this Agreement.

                      (g) RECEIPT OF DOCUMENTS. Purchaser shall have received each item set forth in Section 6.1(A) herein, required to be delivered by the Seller to Purchaser on or prior to the Closing Date.

                      (h) PURCHASER BOARD APPROVAL. The Board of Directors of Purchaser shall have approved the execution, delivery and performance of this Agreement by Purchaser.

                      (i) CREDITOR APPROVAL. Deutsche Bank shall have consented to the transactions contemplated by this Agreement in a manner satisfactory to Purchaser in its sole discretion..

                      (j) FINANCIAL STATEMENTS. Purchaser shall have received the unaudited Financial Statements of Seller for the period ended December 31, 1999 , which Financial Statements shall reflect results which are consistent with the projections of the management of Seller relating to such Financial Statements.

                      (h) ISSUANCE OF STOCK. Seller shall cause all warrants, options, notes or other instruments to converted into equity or cancelled prior to Closing.

                  6.3 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER. All of the obligations of the Seller under this Agreement are subject to the satisfaction of or waiver by Seller at or prior to the Closing of each and every one of the following conditions.

                      (a) REPRESENTATIONS AND WARRANTIES TRUE. Each of the representations and warranties of Purchaser contained herein or in any certificate or other document delivered pursuant to this Agreement or in connection with the transactions contemplated hereby shall be true and correct in all material respects (except for representations and warranties which are by their terms qualified by materiality, which shall be true and correct in all respects) as of the Closing Date with the same force and effect as though made on and as of such date.

                      (b)  PERFORMANCE.   Purchaser  shall  have  performed  and
complied in all material respects with all of the agreements, covenants and obligations required under this Agreement to be performed or complied with by it on or prior to the Closing Date.

                      (c) NO MATERIAL ADVERSE CHANGE. No event or condition shall have occurred which has adversely affected or may adversely affect in any material respect the condition (financial or otherwise) of Purchaser or any of its Subsidiaries.

                      (d) OFFICERS' CERTIFICATE. Purchaser shall have delivered to Seller a certificate executed by its President or Chief Executive Officer, dated the Closing Date, certifying in such detail as Seller may reasonably request, that the conditions specified in Sections 6.3(a), (b) and (c) above have been fulfilled.

                      (e) NO LITIGATION. No litigation, arbitration or other legal or administrative proceeding shall have been commenced or be pending by or before any court, arbitration panel or governmental authority or official, and no statute, rule or regulation of any foreign or domestic, national or local government or agency thereof shall have been enacted after the date of this Agreement, and no judicial or administrative decision shall have been rendered which enjoins or prohibits, or seeks to enjoin or prohibit, the consummation of all or any of the transactions contemplated by this Agreement.

                                   ARTICLE VII

                                    COVENANTS

                  7.1 ACCESS. The Seller shall, and shall cause Seller to, afford to Purchaser and its agents and representatives, access throughout the period prior to the Closing Date to the properties, books, records and contracts of Seller, for the purpose of permitting Purchaser to fully investigate and perform a due diligence review of Seller, their respective businesses, assets and properties, and financial condition, provided that such access shall be granted during normal business hours in such a manner as to not unreasonably interfere with Seller' normal business operations. During such period the Seller shall furnish promptly to Purchaser copies of (i) all correspondence received or sent by or on behalf of Seller from or to any governmental authority and (ii) all other information and documents concerning its business, assets, liabilities, properties and personnel as Purchaser may reasonably request. Purchaser (or its agents) will not, prior to Closing, orally or in writing, discuss the terms and conditions of the transactions contemplated by this Agreement with any employees, officers, agents, vendors, customers, lenders or directors of Seller without the prior consent of Purchaser being obtained.

                  7.2 GENERAL CONFIDENTIALITY. The Seller acknowledges that the Intangible Property and all other confidential or proprietary information with respect to the business and operations of the Seller are valuable, special and unique assets of the Seller. The Seller shall not, at any time after the Closing Date, disclose, directly or indirectly, to any Person, or use or purport to authorize any Person to use any confidential or proprietary information with respect to Seller or Purchaser, whether or not for a Seller' own benefit, without the prior written consent of Purchaser or unless required by law, including without limitation, information as to the financial condition, results of operations, customers, suppliers, products, products under development, inventions, sources, leads or methods of obtaining new products or business, Intangible Property, pricing methods or formulas, cost of supplies, marketing strategies or any other information relating to Seller or Purchaser, which could reasonably be regarded as confidential. The Seller acknowledges that Purchaser would not enter into this Agreement without the assurance that all such confidential and proprietary information will be used for the exclusive benefit of Seller.

                  7.3 ISSUANCE OF SHARES. Seller shall, prior to Closing, cause to be issued and issue or terminated, as the case may be, all certificates for shares required to be issued by Seller pursuant to any options, warrants, notes, purchase or other agreement requiring the issuance of Common Stock or additional Common Stock.

                  7.4 POST-CLOSING TAX MATTERS.  Seller shall assist  Purchaser, as required by Purchaser, in filing, challenging or responding to all governmental authorities concerning all taxes, interest and penalties which have been paid, are due or may be due for all periods arising prior to the Closing Date. Seller shall prepare the 1995 tax returns for Seller and shall provide Purchaser with sufficient time to provide input into same. Seller will not take any deductions not consistent with past practices on Seller's 1995 tax returns without obtaining Purchaser's consent. Seller will assist Purchaser and Seller in preparing for and complying with all taxing authority audit and document requests, in a timely fashion.

                                  ARTICLE VIII

                                  MISCELLANEOUS

                  8.1 NOTICES. Any notice, demand, claim or other communication under this Agreement shall be in writing and shall be deemed to have been given upon the delivery, mailing or transmission thereof, as the case may be, if delivered personally or sent by certified mail, return receipt requested, postage prepaid, or sent by facsimile or prepaid overnight courier to the parties at the addresses set forth below their names on the signature pages of this Agreement (or at such other addresses as shall be specified by the parties by like notice). A copy of any notices shall be sent as follows:

                  Copies of all notices delivered to Purchaser shall also be sent to:

                               Rosen & Tetelman
                               501 Fifth Avenue, Suite 1404
                               New York, New York 10017
                               Attention: Ted D. Rosen, Esq.
                               Fax No. (212) 972-3555



                   Copies of all notices delivered to the Seller shall be sent to:

                              Mr. Duane Mayo


                              With a copy to:
                              Barry Kessler, Esq.
                              350 Fifth Ave.
                              New York, New York 10016


                  8.2 ENTIRE AGREEMENT. This Agreement (including the exhibits and schedules hereto) contains every obligation and understanding between the parties relating to the subject matter hereof and merges all prior discussions, negotiations and agreements, if any, between them, and none of the parties shall be bound by any conditions, definitions, understandings, warranties or representations other than as expressly provided herein. All exhibits and schedules attached to this Agreement are expressly made a part of, and incorporated by reference into, this Agreement. Any matter disclosed on any exhibit or schedule to this Agreement shall be deemed to have been disclosed on all other exhibits or schedules to this Agreement (if such has been specifically cross-referenced) to the extent that it should have been disclosed on such other exhibits or schedules.

                  8.3 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives, legal representatives, and permitted assigns.

                  8.4 PUBLICITY. The parties hereto agree to cooperate in issuing any press release or other public announcement concerning this Agreement or the transactions contemplated hereby. Nothing contained herein shall prevent any party from at any time furnishing any information to any governmental authority which they are by law or otherwise so obligated to disclose or from making any disclosure which its counsel deems necessary or advisable in order to fulfill such party's disclosure obligations under applicable law or the rules of the American Stock Exchange.

                  8.5 ASSIGNMENT. This Agreement may not be assigned by any party without the written consent of the other party, provided that, Purchaser may assign this Agreement to an Affiliate, without such written consent.

                  8.6 FURTHER ASSURANCES. The parties hereto shall deliver any and all other instruments or documents required to be delivered pursuant to, or necessary or proper in order to give effect to, all of the terms and provisions of this Agreement including, without limitation, all necessary stock powers and such other instruments of transfer as may be necessary or desirable to transfer ownership of the Shares. Seller shall cause to be delivered to Purchaser at a place designated by Purchaser all files, records, documents, assets (tangible or intangible) of Seller.

                  8.7 WAIVER AND AMENDMENT. Any representation, warranty, covenant, term or condition of this Agreement which may legally be waived, may be waived, or the time of performance thereof extended, at any time by the party hereto entitled to the benefit thereof, and any term, condition or covenant hereof (including, without limitation, the period during which any condition is to be satisfied or any obligation performed) may be amended by the parties thereto at any time. Any such waiver, extension or amendment shall be evidenced by an instrument in writing executed by Seller (in the case of a waiver, extension or amendment agreed to by Seller) or, in the case of a waiver, extension or amendment agreed to by Purchaser, on behalf of Purchaser by its Chairman, President or any Vice President or other person, who has been authorized by its Board of Directors to execute waivers, extensions or amendments on its behalf. No waiver by any party hereto, whether express or implied, of its rights under any provision of this Agreement shall constitute a waiver of such party's rights under such provisions at any other time or a waiver of such party's rights under any other provision of this Agreement. No failure by any party thereof to take any action against any breach of this Agreement or default by another party shall constitute a waiver of the former party's right to enforce any provision of this Agreement or to take action against such breach or default or any subsequent breach or default by such other party.

                  8.8 NO THIRD PARTY  BENEFICIARY.  Except for the provisions of
Section 5.3, nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any Person other than the parties hereto and their respective heirs, personal representatives, legal representatives, successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

                  8.9 SEVERABILITY. In the event that any one or more of the provisions contained in this Agreement shall be declared invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect, and such invalid, void or unenforceable provision shall be interpreted as closely as possible to the manner in which it was written.

                  8.10 EXPENSES. Each party agrees to pay, without right of reimbursement from the other party, the costs incurred by it incident to the performance of its obligations under this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, costs incident to the preparation of this Agreement, and the fees and disbursements of counsel, accountants and consultants employed by such party in connection herewith.

                  8.11 HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of any provisions of this Agreement.

                  8.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  8.13 TIME OF THE ESSENCE. Wherever time is specified for the doing or performance of any act or the payment of any funds, time shall be considered of the essence.

                  8.14 INJUNCTIVE RELIEF. It is possible that remedies at law may be inadequate and, therefore, the parties hereto shall be entitled to equitable relief including, without limitation, injunctive relief, specific performance or other equitable remedies in addition to all other remedies provided hereunder or available to the parties hereto at law or in equity.

                  8.15 REMEDIES CUMULATIVE. No remedy made available by any of the provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity.

                  8.16 GOVERNING LAW. This Agreement has been entered into and shall be construed and enforced in accordance with the laws of the State of New York without reference to the choice of law principles thereof.

                  8.17 JURISDICTION AND VENUE. This Agreement shall be subject to the exclusive jurisdiction of the courts of New York County, New York. The parties to this Agreement agree that any breach of any term or condition of this Agreement shall be deemed to be a breach occurring in the State of New York by virtue of a failure to perform an act required to be performed in the State of New York and irrevocably and expressly agree to submit to the jurisdiction of the courts of the State of New York for the purpose of resolving any disputes among the parties relating to this Agreement or the transactions contemplated hereby. The parties irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, or any judgment entered by any court in respect hereof brought in New York County, New York, and further irrevocably waive any claim that any suit, action or proceeding brought in New York County, New York has been brought in an inconvenient forum.

                  8.18 MUTUAL COOPERATION. The parties hereto will cooperate with each other, and will use all reasonable efforts to cause the fulfillment of the conditions to the parties' obligations hereunder, and to obtain as promptly as possible all consents, authorizations, orders or approvals from each and every third party, whether private or governmental, required in connection with the transactions contemplated by this Agreement.

                  8.19 REPRESENTATION BY COUNSEL. Seller represents that it has been represented by Barry Kessler, Esq. and Purchaser has been represented by Rosen & Tetelman, LLP in connection with this Stock Purchase Agreement. Seller and Purchaser acknowledge that Rosen & Tetelman, LLP has previously acted as special counsel to Seller and that Rosen & Tetelman, LLP shall have no duty and shall in fact be permitted to disclose any confidential information (if any), regarding the Seller to Purchaser. Seller also expressly consents to permit Rosen & Tetelman, LLP to act as counsel to Purchaser. Purchaser and Seller acknowledge that Rosen & Tetelman, LLP, was responsible for the introduction of Purchaser to Seller and that Purchaser will be compensating Rosen & Tetelman, LLP for such introduction. Rosen & Tetelman, LLP has advised both Seller and Purchaser that they should seek independent counsel in this transaction and that by their respective signature below, they are expressly consenting to the terms of this transaction and to Rosen & Tetelman, LLP's potential inherent conflict of interest in the transaction.

                      IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Agreement as of the day and year first above written.

                                                  Purchaser
                                                  Right2Web.com, Inc.


                                                  By: S/JEFFREY LEVENTHAL
                                                     ---------------------------
                                                  Name: JEFFREY LEVENTHAL
                                                  Title: PRESIDENT


                                                  Seller:
                                                  Augment Systems, Inc.


                                                  By: S/DUANE MAYO

                                                  Name: Duane  Mayo
                                                  Title: Chief Financial Officer

                                    SCHEDULES

4.3       No Violation or Conflict
4.6       Litigation
4.9       Charter and By-Laws of Seller
4.10      Subsidiaries/Investment
4.11      Capitalization/List of Stockholders
4.13      Financial Statements, List of Accounts Receivable and Inventory
4.16      Personal Property
4.17      Leased Property
4.18      Insurance
4.20      Rights/Intangible Property
4.22      Related Parties
4.23      Accounts
4.24      Personnel
4.26A     Employment Agreements
4.27A     Taxes Paid
4.27B     Tax Audits
4.27C     Names of Officers and Directors, Addresses, SS Nos.
4.28      Material Agreements
4.29      Guaranties
4.30B     Product Recalls
4.30C     Warranties
4.31      Environmental Matters
4.36      Inventories
4.38      Customer Credits

                                    EXHIBITS

Promissory Note
Stock Certificate
Stock Power
Officer's Certificate
5.5 Registration Rights Agreement